EXHIBIT 10(k)

   Certificate of Merger merging CRICO Mortgage Company, Inc., CRI/AIM
           Management, Inc. and CRI Acquisition, Inc. into
                       CRIIMI MAE Management, Inc.





                              Certificate of Merger

                                   Merging
                           CRICO Mortgage Company, Inc.
                           CRI/AIM Management, Inc.
                                    and
                             CRI Acquisition, Inc.
                                    into
                           CRIIMI MAE Management, Inc.


     CRIIMI MAE Management, Inc., a corporation organized and existing under the laws of the State of Maryland, does hereby certify:

FIRST:               That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

                                                State of
               Name                          Incorporation

CRICO Mortgage Company, Inc.                    Delaware
CRI/AIM Management, Inc.                        Delaware
CRI Acquisition, Inc.                           Maryland
CRIIMI MAE Management, Inc.                     Maryland

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is CRIIMI MAE Management, Inc., a Maryland corporation.

FOURTH: That the Articles of Incorporation of CRIIMI MAE Management, Inc. shall be the Articles of Incorporation of the surviving corporation, and shall remain the same in all respects.

FIFTH: The executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is The CRI Building, 11200 Rockville Pike, Rockville, Maryland 20852.

SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: CRIIMI MAE Management, Inc. agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceeding. Until the surviving corporation shall hereafter designate in writing to the Secretary of State of the State of Delaware a different address, the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is: The CRI Building, 11200 Rockville Pike, Rockville, Maryland 20852, Attention: William B. Dockser.

                        [Signature follows on next page]

In witness whereof, CRIIMI MAE Management, Inc. has caused this Certificate to be signed by its President this 30th day of June, 1995.


                                             CRIIMI MAE Management, Inc.


                                             By:  /s/ H. William Willoughby
                                                 ------------------------------
                                                 H. William Willoughby,
                                                   President